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                          GOODWIN, PROCTER & HOAR LLP
                                                                     EXHIBIT 5.1
                               COUNSELLORS AT LAW
                                 EXCHANGE PLACE
                        BOSTON MASSACHUSETTS 02109-2881

                                                      TELEPHONE (617) 570-1000
                                                      TELECOPIER (617) 523-1231

                                  May 31, 1996

Instron Corporation
100 Royall Street
Canton, Massachusetts 02021

     Re:  Instron Corporation 1992 Stock Incentive Plan
          ---------------------------------------------

Dear Ladies and Gentlemen:

     This opinion is furnished in connection with the registration pursuant to the Securities Act of 1933, as amended (the "Act"), of 300,000 additional shares (the "Shares") of Common Stock, par value $1.00 per share (the "Common Stock"), of Instron Corporation (the "Company") which may be issued pursuant to awards granted under the Company's 1992 Stock Incentive Plan (the "Plan").

     We have acted as counsel to the Company in connection with the registration of the Shares under the Act. We have examined the Restated Articles of Incorporation and the Bylaws of the Company, each as amended to date; such records of the corporate proceedings of the Company as we have deemed necessary; a Registration Statement on Form S-8 under the Act relating to the Shares (the "Registration Statement"); and such other certificates, receipts, records and documents as we have considered necessary for the purposes of this opinion.

     We are attorneys admitted to practice in the Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America and the Commonwealth of Massachusetts.

     Based upon the foregoing, we are of the opinion that upon the issuance and delivery of, and payment for, the Shares in accordance with the terms of the Registration Statement, the Plan and the option agreements under the Plan, the Shares will be legally issued, fully paid and non-assessable shares of the Company's Common Stock.

     The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Act and applicable requirements of state laws regulating the offer and sale


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                         GOODWIN, PROCTER & HOAR LLP

Instron Corporation
May 31, 1996
Page 2

of securities. The foregoing further assumes that the purchase price paid for the Shares is in excess of the par value thereof.

     We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement.

                                           Very truly yours,

                                           /s/ Goodwin, Procter & Hoar  LLP
                                           --------------------------------
                                           GOODWIN, PROCTER & HOAR  LLP